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Management  Services  Memorandum
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This  Memorandum  is  BY  and  BETWEEN

RRUN  Ventures  Network  Inc.  (RRUN)
having  office  at  4th  floor  62  w.  8th  Ave  Vancouver,  BC  V5Y  1M7

And  Ray  Hawkins  (RH)  at  #71  - 1075 Granville Street Vancouver, BC V6Z 1L4.

Whereas this Memorandum outlines the understanding of the parties of the following terms and conditions of Service between RRUN and RH,

1)     Role  and  Scope  of  Work  (Schedule  A,  if  needed)
  * RH will act as an officer and director and provide exclusive services for RRUN and for select RRUN subsidiaries. See Schedule for details

2)     Term  &  Compensation
a)     TERM:  Starting  on  January  1,  2002  for  a  term  of  5  years.
b)     Cash  Compensation.   10K  USD  /month  ($120K  for  the  first  year  )
c) Annual Cash Compensation will be reviewed every year of the Term. RH will be employed and paid Cash Compensation as a staff contractor, whereby the cash compensation will be invoiced and paid monthly, both parties will have the right at anytime to pay Cash compensation as a salaried employee, neither party will unreasonably withhold the exercising of such right.
RH will have the right to receive additional Cash Compensation from RRUN subsidiaries/ventures that RH is contributing significant services.
c) Bonus Cash Compensation: RRUN agrees to pay Bonus Compensation in the amount of $150,000 USD for signing of this agreement and for commitment to services for RRUN. RH agrees there will be no specific terms of payment and any unpaid balance will bear no interest. RH will have the right to convert any portion of the unpaid balance of the Bonus Cash Compensation to common stock of RRUN or its RAHX subsidiary/venture.
d)     Stock  Compensation  (SCHEDULE  B)  -  stock  options  &  stock  grant
e) Additional Bonus - RH will have the right to earn additional bonuses from RRUN or any of its subsidiaries/ventures. The type of bonuses will be of the following nature:
  a)   Additional  Cash  Compensation based on To Be Determined (TBD) milestones
  b) Additional Stock Compensation (Stock Options or Grants) based on TBD milestones
  c)   Additional  Stock  Options  on  TBD  milestones
No bonuses will be payable until the specific bonus terms are determined and approved by the board and subsequently earned by RH.
e)  Property  Development  Compensation
As part of RH's overall compensation, RRUN will afford RH the right to receive royalty or income sharing compensation rights in all products, services or ventures created, co-created, invented or co invented or conceptualized or co conceptualized by RH for RRUN or any of its subsidiaries/ventures. These Property Development Compensation will be negotiated on a case by case basis

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Management  Services  Memorandum
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and
will executed via separate Property Development agreements. Any Cash Compensation Paid to RH will be deducted from any Property Development
Compensation owed to RH before Property Development Compensation is commenced and therefore considered advances on Property Development Compensation. All Property Development Agreements and subsequent Property Development Compensation will be subject to approval of the Board of Directors of RRUN or the relevant RRUN subsidiary/venture.

f)     Termination  Terms
  i. Notice Terms - If RRUN terminates this memorandum it must give RH 60 days written notice. IF RH terminates this memorandum it must give RRUN 90 days written notice.
  ii. Termination Provisions - If RH is terminated the following provisions will take effect:
   * All outstanding invoices or salaries for RH will become due and payable immediately
   * All  outstanding  Loans  from  RH  are  due  and  payable  immediately
     RH will have the right to convert any outstanding invoices, salaries, loans payable or other income payable to common stock @ reasonable discount to market price with demand registration rights
   * All  unvested  options  will  be  vested  immediately
   * All  Property  Development  Compensation  Agreements  will remain in effect
   * RRUN will have the right to offer a buy out of RH's equity position, convertible rights and any and all Property Development Compensation Agreements

g) Both parties understand that this Memorandum provides the basis for a long-form agreement to be completed within 90 days of the signing of this memorandum.

4) In the case the long form contract is not fully executed before the end of 90 days as per clause 3 above the 90 day period will automatically be renewed to afford time to complete the agreement.

5) This memorandum and any subsequent long-form agreement are subject to approval by the Board of Directors of RRUN.

6) This memorandum once approved by the Board of Directors of RRUN will be binding upon both parties until replaced by the aforementioned long form agreement.

Agreed  and  Accepted  on  this  1st  day  of  January,  2002.


/S/ Edwin Kwong                         /S/ Ray Hawkins
_______________________________         ________________________________
RRUN  Ventures  Network  Inc
Authorized  Signatory                   Ray  Hawkins


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Management  Services  Memorandum
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Schedule  A
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Role  and  Scope  of  Work
  *  ROLE  #1  -  Chairman,  President  &  CEO  RRUN  Ventures  Network  Inc.

  *  ROLE  #2  -  Chairman,  President  &  CEO  RAHX,  Inc.

  *  ROLE  #3  -  co-Chairman,  President  &  Interim  co-CEO  AXXUS Corporation

     All above roles have the following scope of work duties including but not limited to the following: developing, directing and managing the vision and direction of the company, securing of financing, the forging of business development, securing of partnerships, and overseeing product development, and marketing campaigns.




Schedule  B
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Stock  Options

100,000  Stock  Options  in  RRUN  Ventures  Network  at  $0.50  per  share.
     50%  within  the  1st  year,
     and  evenly  every  6  months  for  years  2  &  3.

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